Investor Presentation March 2021 Exhibit 99.1

| 2NYSE: TPL This presentation has been designed to provide general information about Texas Pacific Land Corporation and its subsidiaries (“TPL” or the “Company”). Any information contained or referenced herein is suitable only as an introduction to the Company. The recipient is strongly encouraged to refer to and supplement this presentation with information the Company has filed with the Securities and Exchange Commission (“SEC”). The Company makes no representation or warranty, express or implied, as to the accuracy or completeness of the information contained in this presentation, and nothing contained herein is, or shall be, relied upon as a promise or representation, whether as to the past or to the future. This presentation does not purport to include all of the information that may be required to evaluate the subject matter herein and any recipient hereof should conduct its own independent analysis of the Company and the data contained or referred to herein. Unless otherwise stated, statements in this presentation are made as of the date of this presentation, and nothing shall create an implication that the information contained herein is correct as of any time after such date. TPL reserves the right to change any of its opinions expressed herein at any time as it deems appropriate. The Company disclaims any obligations to update the data, information or opinions contained herein or to notify the market or any other party of any such changes, other than required by law. Industry and Market Data The Company has neither sought nor obtained consent from any third party for the use of previously published information. Any such statements or information should not be viewed as indicating the support of such third party for the views expressed herein. The Company shall not be responsible or have any liability for any misinformation contained in any third party report, SEC or other regulatory filing. The industry in which the Company operates is subject to a high degree of uncertainty and risk due to a variety of factors, which could cause our results to differ materially from those expressed in these third-party publications. Some of the data included in this presentation is based on TPL’s good faith estimates, which are derived from TPL’s review of internal sources as well as the third party sources described above. All registered or unregistered service marks, trademarks and trade names referred to in this presentation are the property of their respective owners, and TPL’s use herein does not imply an affiliation with, or endorsement by, the owners of these service marks, trademarks and trade names. Forward-looking Statements This presentation contains certain forward-looking statements within the meaning of the U.S. federal securities laws that are based on TPL’s beliefs, as well as assumptions made by, and information currently available to, TPL, and therefore involve risks and uncertainties that are difficult to predict. These statements include, but are not limited to, statements about strategies, plans, objectives, expectations, intentions, expenditures and assumptions and other statements that are not historical facts. When used in this document, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan” and “project” and similar expressions are intended to identify forward-looking statements. You should not place undue reliance on these forward-looking statements. Although we believe our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this presentation are reasonable, we may be unable to achieve these plans, intentions or expectations and actual results, performance or achievements may vary materially and adversely from those envisaged in this document. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see TPL’s annual report on Form 10-K and quarterly reports on Form 10-Q filed with the SEC. The tables, graphs, charts and other analyses provided throughout this document are provided for illustrative purposes only and there is no guarantee that the trends, outcomes or market conditions depicted on them will continue in the future. There is no assurance or guarantee with respect to the prices at which the Company’s common stock will trade, and such securities may not trade at prices that may be implied herein. TPL’s forecasts and expectations for future periods are dependent upon many assumptions, including the drilling and development plans of our customers, estimates of production and potential drilling locations, which may be affected by commodity price declines, the severity and duration of the COVID-19 pandemic and related economic repercussions or other factors that are beyond TPL’s control. These materials are provided merely for general informational purposes and are not intended to be, nor should they be construed as 1) investment, financial, tax or legal advice, 2) a recommendation to buy or sell any security, or 3) an offer or solicitation to subscribe for or purchase any security. These materials do not consider the investment objective, financial situation, suitability or the particular need or circumstances of any specific individual who may receive or review this presentation, and may not be taken as advice on the merits of any investment decision. Although TPL believes the information herein to be reliable, the Company and persons acting on its behalf make no representation or warranty, express or implied, as to the accuracy or completeness of those statements or any other written or oral communication it makes, safe as provided for by law, and the Company expressly disclaims any liability relating to those statements or communications (or any inaccuracies or omissions therein). These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf. Non-GAAP Financial Measures In this presentation, TPL utilizes earnings before interest, taxes, depreciation and amortization (“EBITDA”), which is not defined in the U.S. generally accepted accounting principles (“GAAP”). TPL believes that EBITDA is a useful supplement to net income as an indicator of operating performance. EBITDA is not presented as an alternative to net income and it should not be considered in isolation or as a substitute for net income. Please see Appendix for a reconciliation of EBITDA to net income, the most directly comparable financial measure calculated in accordance with GAAP. Disclaimer

The Permian Basin "ETF"

NYSE: TPL

"2nd Best Year in TPL History"

Performance Through the Cycle
$303 Million
2020 Revenue

$200mm+
Dividends Paid in 2020
17 Year
History of Increasing Dividends

Balance Sheet Strength[1]
No Debt
Cash Balance of
$281 Million

100% Texas Permian Exposure

Diversified Revenue Streams:
Royalties, Water, and Surface

~23,700
Core Permian Net Royalty Acres[2]
~880,000
Surface Acres

+150%
Production Growth since 2018[3]

~21 Years
Inventory Below $40/bbl Breakeven[4]

Robust Inventory[5] of
531 DUCs
and
436 Permits

Source: Company data and Enverus.
(1) Balance sheet as of 12/31/20.
(2) Net royalty acres defined as gross royalty acres (533,260) in-basin multiplied by the average royalty per acre (4.4%).
(3) Increase in daily average net well production from 1Q'18 to 4Q'20.
(4) Based on total inventory with a breakeven oil price less than $40/bbl divided by 2020 average net spud count.
(5) As of 12/31/20 per Enverus and internal TPL estimates.

NYSE: TPL 3

| 4NYSE: TPL An Unmatched Oil and Gas Investment Source: FactSet . (1) Based on FactSet compounded total shareholder return from January 2011 to December 2020. (Composite) WTI Oil S&P Oil & Gas E&P Index 10-year Average Annual Total Return(1) -11% -6% 14% 18% 36%

| 5NYSE: TPL TPL Completes Reorganization into a Delaware C-Corp TPL Welcomes in a New Era in its 130+ year History Texas Pacific Land Trust is now Texas Pacific Land Corporation ■ January 2021 – reorganized from a business trust into a Delaware corporation, Texas Pacific Land Corporation ■ Nine-member board of directors serving three-year terms, eight members of board are independent ■ Board adopted new Code of Business Conduct and Ethics Policy, Insider Trading Policy, Related Person Transaction Policy and Policy for Reporting Concerns ■ Board approved paying quarterly dividends and continuing share buybacks ■ Board meets quarterly with annual shareholders meeting

Meet the New Texas Pacific Land Corporation Board of Directors



David E. Barry
Director and Co-Chair of the Board of Directors

Bio

Mr. Barry serves as Co-Chair of the Board and has served as a Trustee since January 2017, and as Co-Chairman of the Trustees since February 2019, until the Corporate Reorganization on January 11, 2021. Mr. Barry was a partner at Kelly Drye and served as President of Tarka Resources, Inc. and Sidra Real Estate, Inc.

Qualifications

Mr. Barry's qualifications to serve as a director include his legal expertise and knowledge gained over his career at Kelley Drye, including representing TPL for more than 30 years prior to his election as a Trustee, as well as his experience in commercial real estate, including commercial real estate in Texas.



John R. Norris III
Director and Co-Chair of the Board of Directors

Bio

Mr. Norris serves as Co-Chair of the Board and has served as a Trustee since 2000, and as Co-Chairman of the Trustees since February 2019, until the Corporate Reorganization on January 11, 2021. Mr. Norris is a member with the law firm Norris & Weber, PLLC where he started in 1979. Mr. Norris is a member of the State Bar of Texas and Dallas Bar Association.

Qualifications

Mr. Norris' qualifications to serve as a director include his extensive background as a practicing attorney in Dallas, Texas. In addition to his 20+ years of experience as a Trustee, Mr. Norris advised and represented TPL on legal matters for more than 17 years prior to his election as a Trustee.



General Donald G. Cook
Director and Chair of Nominating and Governance Committee

Bio

General Cook currently serves on the boards of Crane Co. (NYSE: CR) and Cybernance, Inc. and previously served on the boards of USAA Federal Saving Bank, Beechcraft, LLC and Burlington Santa Fe Railroad. General Cook retired as a 4-star General after a 36-year career with the Air Force. He was twice awarded the Distinguished Medal for exceptional leadership.

Qualifications

General Cook's qualifications to serve as a director include his extensive experience with corporate governance and executive compensation, as well as managerial experience resulting from his tenure of command in the U.S. Air Force.



Barbara J. Duganier
Director and Chair of the Compensation Committee

Bio

Ms. Duganier currently serves on the board of MRC Global Inc. (NYSE: MRC) and also serves on the boards of West Monroe Partners, McDermott International, Ltd. and Pattern Group LP. Previously Ms. Duganier has served on the boards of Buckeye Partners L.P. (NYSE: BPL) and Noble Energy (NASDAQ: NBL)

Qualifications

Ms. Duganier's extensive executive experience overseeing large organizations, her diverse board experience, significant energy industry experience, and her credentials as a certified public accountant make her well-qualified to serve on the Board.



Donna E. Epps
Director and Chair of the Audit Committee

Bio

Ms. Epps currently serves on the board of Saia, Inc. (NASDAQ: SAIA). Ms. Epps previously worked for Deloitte LLP for over 30 years where she most recently served as a Risk and Financial Advisory Partner from 2004 until her retirement in 2017. Ms. Epps is a licensed certified public accountant.

Qualifications

Ms. Epps's significant audit, governance, risk and compliance experience as a provider of attest and consulting services to private and public companies across multiple industries makes her well-qualified to serve on the Board.



Dana F. McGinnis
Director

Bio

Mr. McGinnis is the founder and Chief Investment Officer of Mission Advisors LP which he has owned and operated since 1990. Mr. McGinnis previously managed San Antonio Capital Management and began his career at Payne Webber/Rotan Mosle. Mr. McGinnis served as a member of the conversion exploration committee of the Trust.

Qualifications

Mr. McGinnis' qualifications to serve as a director include his expertise and over 40 years of experience in managing energy investments in both global and domestic markets.



Eric L. Oliver
Director

Bio

Mr. Oliver currently serves as President of SoftVest Advisors. Mr. Oliver also serves on the board of Texas Mutual Insurance Company, AMEN Properties, Inc. and Abilene Christian Investment Management Company. Mr. Oliver was previously President of Midland Map Company LLC, and a Principal of Geologic Research Centers LLC.

Qualifications

Mr. Oliver's qualifications to serve as a director include his experience as an oil and gas investor, with over 22 years of experience buying and selling mineral and royalty properties, and over 35 years of experience managing investments with an emphasis in the energy market.



Murray Stahl
Director

Bio

Mr. Stahl is the Chief Executive Officer, Chairman of the Board and co-founder of Horizon Kinetics LLC. In addition, Mr. Stahl is the Chairman and CEO of FROM Corp. (OTC: FROM), and serves on the board of RENN Fund, Inc. Winland Electronics, Inc., the Bermuda Stock Exchange, MSRH, L.L.C. and the Minneapolis Grain Exchange.

Qualifications

Mr. Stahl's qualifications to serve as a director include his over 30 years of investment experience, including in the energy and minerals space.



Tyler Glover
Director and Chief Executive Officer

Bio

Mr. Glover serves as TPL's President and Chief Executive Officer. Mr. Glover served as Chief Executive Officer, Co-General Agent and Secretary of the Trust from November 2016 to January 11, 2021. Mr. Glover also currently serves as President and Chief Executive Officer of TPWR.

Qualifications

Mr. Glover's qualifications to serve as a director include his extensive industry expertise and experience as an officer at TPL.

NYSE: TPL | 6

Unique Exposure to Full Permian Development Chain

TPL Business Overview

SLEM
- TPL surface generates multiple income streams from Oil & Gas activities, Renewables, Grazing and Hunting leases

Royalties
- TPL owns an average 4.4% revenue interest across ~533,260 gross royalty acres in the Permian Basin

TPWR
- TPWR provides brackish and treated water for well completions and facilitates produced water disposal

2020 TPL Revenue

($ in millions)



19%
35%
$303mm
46%
SLEM
Royalties
Water

Business Flow Overview

Surface

- ✓ Ownership of right of way
- ✓ Ownership of groundwater and subsurface injection rights
- ✓ High margins with no capital

Provides ease of access

Royalties

- ✓ Assets located in the core of the Permian
- ✓ No capex or opex burden for organic production and cash flow growth
- ✓ Real ownership of assets underlying cash flow generation
- ✓ Demand for water disposal services and locations on TPL surface has significantly out-paced the rest of the Permian

Water

- ✓ Provides operational solutions across sourcing and disposal
- ✓ Disposal comprises significant portion of operator LOE
- ✓ Royalty stream with limited capex requirements to capture additional value

Allows continued development

Maximize Surface Ownership to Operate Profitable Water Business that Facilitates Development of Royalty Acreage

Source: Company data.

Reporting Segments:
- = Land and Resource Management
- = Water Services and Operations

NYSE: TPL 7

| 8NYSE: TPL 38.8% 21.6% 19.5% 11.1% 9.0% Net Wells(3): 58.6 Royalty Interest Overview Land and Resource Management Net Royalty Position and Rigs Running on Core TPL Acreage Source: Company data, and Enverus data as of 2/25/21. Note: Rigs on TPL based on 0.25 mile buffer around TPL Royalty Acreage DSUs and TPL Surface. Rig counts include active Horizontal, Directional and Unclassified rigs per Enverus Rig Analytics. (1) Based on 754,080 combined surface and gross royalty acres and 441,013 gross royalty only acres. (2) Net royalty acres defined as gross royalty acres (~533,260) multiplied by the average royalty per acre (4.4%) as of 4Q’20. (3) Includes net 40.4 PDP, 8.2 DUCs, 3.0 Completed and 7.0 Permitted wells (represents only horizontal locations). NRA(2): ~23,700 Net Royalty Acres Distribution Key Operators with a Permian Focus Other Northern Delaware Southeast Delaware Southwest Delaware Midland Other Royalty Acreage (~533,260 Gross Royalty Acres / ~23,700 Net Royalty Acres) Combined Royalty & Surface Acreage (63% of NRA(1)) Active Rigs on TPL Royalty & Surface Acreage (31 Rigs – 22 Delaware, 9 Midland) Active Permian Rigs (197 Rigs – 107 Delaware, 90 Midland) Surface Acreage (~880,000 acres) 10.5% 18.6% 11.9% 11.1% 10.2% 8.2% 7.7% 7.5% 5.0% 3.8% 3.2% 2.4%

| 9NYSE: TPL $174.3 $162.6 $136.6 $70.7 $42.7 $29.1 $18.7 $16.1 $7.6 $6.0 $5.4 $5.3 $3.8 $3.7 $2.0 $1.6 $1.4 $0.7 $0.6 $0.5 $0.4 $0.2 E x x o n C h e v ro n S h e ll B P C o n o c o E O G P io n e e r O c c id e n ta l D ia m o n d b a c k D e v o n A p a c h e M a ra th o n C im a re x O v in ti v P D C S u rg e M a ta d o r S M E n e rg y Q E P C a ll o n C e n te n n ia l L a re d o B T A C ro w n q u e s t D E 3 D is c o v e ry E n d e a v o r F a s k e n F o u r C o rn e rs H u n t L e g a c y M e w b o u rn e S a b in a l S a b le S e q u it u r S h e ri d a n Exposed to Diverse Client Base Required to Utilize TPL Surface / Water Source: Company data and FactSet as of 12/31/20. (1) Relationships established through surface operations and/or water sourcing / produced water. Existing Relationship with TPL(1) Other Permian Operators Drill on TPL NRA TPL has Existing Relationships with Over 85% of the Top E&P and also Blue-Chip Midstream Companies ✓High Margin, Fixed-fee Revenue Streams ✓Strong Performance Through Commodity Price Fluctuations E&P Companies on TPL Midstream Companies on TPL Market Cap (in $ billions) as of 12/31/2020 Permian Private Operators

| 10NYSE: TPL $40 $75 $125 $230 $205 3.3 5.1 8.8 13.7 16.2 – 2.0 4.0 6.0 8.0 10.0 12.0 14.0 16.0 18.0 $0 $50 $100 $150 $200 $250 $300 $350 $400 2016 2017 2018 2019 2020 Free Cash Flow Net Production (mboe/d) Land and Resource Management 65% Water Services and Operations 35% Land and Resource Management 69% Water Services and Operations 31% Source: Company data. Note: Land and Resource Management values inclusive of land-related surface and easement income. Water Services and Operations values inclusive of water-related surface and easement income. Please see Appendix for reconciliations of non-GAAP financial measures to their most directly comparable GAAP measures. (1) Free cash flow calculated as cash flow from operations less capital expenditures. Capital expenditures do not include acquisitions. (2) Normalized for one-time ~$19 million sale of nonparticipating perpetual oil and gas royalty interest in approximately 812 net royalty acres (1/8th interest). (3) Assumes corporate tax rate of 21%. (4) Normalized for one-time ~$100 million WPX land sale, one-time ~$22 million land swap and one-time ~$13 million costs related to a proxy contest to elect a new Trustee. (5) Normalized for one-time ~$5 million costs related to corporate reorganization. Business Segments Overview A d ju st e d E B IT D A 2020 ~$205mm(3)(5) F re e C a sh F lo w (1) ~$239mm(5) Production and Free Cash Flow(1) Growth (3)(4) ($ in millions, unless specified) (2)(3) (1) (3)(5)

History of TPL

1888	1927	1954	2001	2015	2019
Texas & Pacific Railway bankruptcy leads to the formation of Texas Pacific Land Trust, where all land assets were placed.	TPL listed on NYSE. TPL is among the few Depression Era companies that continue trading today, almost a century later.	The mineral estate under TPL's land was spun-off to its shareholders under a new company named TXL Oil. TPL reserved an NPRI under certain tracts of land[1].	Chevron acquired Texaco for $36 billion, and now performs as an operator across a large portion of TPL's Permian position.	Rapid development across much of TPL's acreage leads to increased royalty revenues for the Trust.	Conversion Committee formed to evaluate if the Trust should convert into a C-corporation.

1871 - 1888 | **1889 - 2010** | **2011 - Present**

1871	1920's	1962	2010's	2017	2021
Texas & Pacific Railway is created and was granted ~3.5 million acres of land from the State of Texas.	Texas and Pacific Abrams #1 becomes the first well to produce oil from the Permian Basin, and a few years later, the first oil pipeline is built in the basin.	Texaco purchased TXL Oil which at the time held over 2 million undeveloped acres in west Texas.	The Permian Basin begins to grow production as unconventional development unlocks tremendous additional reserves.	TPL announces formation of Texas Pacific Water Resources LLC ("TPWR")[2].	TPL's reorganization to a C-Corp is completed

Source: Company data.
(1) A fixed 1/16 NPRI was reserved under all lands held by the primary term of an oil and gas lease and a fixed 1/128 NPRI under all lands held by production.
(2) TPWR is a 100% wholly owned subsidiary of TPL.

NYSE: TPL 11

Key Investment Highlights

Performance Through the Cycle	▪ ~$303 million in total revenue - second highest in company history ▪ ~$51 million in revenue from disposal royalties and water related easements – highest in company history ▪ ~16.2 mboe/d 2020 average daily royalty production – highest in company history
ETF of the Permian Basin	▪ Largest royalty company with 100% of acreage located in Texas Permian Basin ▪ Three high-margin businesses linked to the development intensity of the Permian – multiple "ways to win" ▪ Unparalleled position consisting of ~23,700 net royalty acres ("NRAs")[1] and ~880,000 surface acres ▪ TPL interest is focused in the Delaware where rig count represents ~30% of total horizontal rigs across the U.S.
Synergistic Business Segments	▪ Ownership of surface provides right-of-way for continued development across TPL's footprint ▪ Rights to water and ability to promote operational solutions promotes further growth of the royalty business ▪ Upside exposure to water disposal revenues as Delaware Basin production growth persists
Focus on Return On and Of Capital	▪ Despite challenged oil and gas markets, TPL returned over $200mm to shareholders during 2020 ▪ Announced $2.75/share quarterly dividend
Sustained Profitability and Pristine Balance Sheet	▪ Robust 2020 Adjusted EBITDA[2] margin of 79% despite oil prices remaining below $50/bbl throughout the majority of 2020 ▪ No capex for organic royalty or land business growth; minimal for water ▪ No debt and cash balance of ~$281 million
Significant Upside	▪ Significant undeveloped potential: only 9% of royalty acreage is developed with ~21,800 gross undeveloped locations[3] ▪ High concentration in what TPL believes is best part of Permian, with ~21 years of inventory under $40/bbl breakeven[4] ▪ Water business continues to capitalize on opportunities to expand market share leading to future long-term growth ▪ Surface in frontier areas provides upside as development core expands with enhanced D&C and technology

Source: Company data, FactSet and Enverus as of 12/31/20.
(1) Net royalty acres defined as gross royalty acres (~533,260) multiplied by the average royalty per acre (4.4%).
(2) Please see Appendix for reconciliations of non-GAAP financial measures to their most directly comparable GAAP measures.
(3) As of 12/31/20 per Enverus and TPL internal estimates. Gross drilling locations based on an average lateral length of 6,930 as per the expected DSU.
(4) Based on total inventory with a breakeven oil price less than $40/bbl divided by average 2020 net spud count.

NYSE: TPL 12

Comparison of Key Statistics
Land and Resource Management

	Texas Pacific Land Corp	Viper Energy Partners	Brigham Minerals	Brigham Minerals (Permian only)
Net Royalty Acres (NRA)[1]	~23,700	24,350	10,786	4,193
Permian NRA % Delaware NRA %	100% ~80%	~97% ~47%	~38% ~32%	
Net Permian Resource (mboe) / NRA[2]	26.1	23.6	NM	
Key E&P Operators	ExxonMobil, eog resources, Chevron, OXY, Shell	Diamondback Energy, ConocoPhillips	Chevron	Ovintiv, OXY
Significant Surface Ownership	✓	✗	✗	

Percent Undeveloped[3]



Dev 9%
Undev 91%
Midland
Dev 28%
Undev 72%
Delaware
Dev 15%
Undev 85%
Dev 33%
Undev 67%
Dev 24%
Undev 76%

Highest Permian Resource Per Acre of All Permian Peers Due to High Concentration in Stateline Area

Source: Company data, public filings and Enverus as of 12/31/20.
(1) TPL NRA is based on 4.4% average royalty interest per acre. VNOM NRA reported in February 2021 Investor Presentation. MNRL NRA reported in February 2021 Investor Presentation.
(2) Midland and Delaware only. TPL based on net resource (498 Mmboe) divided by NRA (19,084) where net resource is the product of subregion gross resource and implied NRI. VNOM based on net resource (559 Mmboe) divided by NRA (23,669), as per February 2021 Investor Presentation.
(3) Based on only horizontal wells. TPL Dev figure represents PDP only.

NYSE: TPL 13

| 14NYSE: TPL – 500 1,000 1,500 2,000 2,500 3,000 3,500 4,000 4,500 – $40 $80 $120 $160 $200 $240 $280 C u m u la tiv e H o riz o n ta l W e ll C o u n t S in c e 2 0 1 6 (3) C u m u la ti v e S L E M R e v e n u e s in c e 2 0 1 6 ($ m m ) (2) SLEM Revenue Well Count ✓Extensive position allows our surface to benefit from development occurring on and adjacent to TPL land ▪ Since 2018, SLEM revenue has represented ~19% of total TPL revenues(1) ▪ Generates majority of its surface revenue from easements related to pipeline infrastructure ▪ Generates lease and material (caliche) sale revenues in addition ✓Majority of easements have 30+ year term but subsequently renew every ten years with an additional payment (initial fee plus ~15%) Surface Leases, Easements and Material Sales (“SLEM”) Land and Resource Management Generates Multiple Long-Term Income Streams with No Opex TPL Has Averaged ~$60,000 in SLEM Revenue for Every Well Drilled On and Surrounding its Core Permian Surface Position The TPL Surface Position Can’t be Replicated Amongst Royalty and Water Companies ~880,000 Surface Acres With a Concentration in Core Permian Areas Surface procurement TPL Caliche Pad E&P Lease Road to Operations on non-TPL Surface TPL Caliche Pit E&P Oil & Gas Facility on TPL Surface Solar Farm on TPL Surface TPL Caliche Pad TPL Caliche Pad SWD on non-TPL Surface Non-TPL Surface Acreage TPL Surface SWD on TPL Surface E&P Oil & Gas Facility on non-TPL Surface TPL SLEM Revenue Tracks the Region’s Well Count Source: Company data and Enverus. (1) Total revenue adjusted for one-time land swap of $22mm in 2019 and one-time land / royalty sales of $100mm and $19mm in 2019 and 2018, respectively. (2) SLEM revenue represents TPL’s cumulative easements and other surface related income from 1/1/16 through 12/31/20 for Land and Resource management segment. (3) Cumulative horizontal well count per Enverus in TPL’s Northern Delaware Region (~950,000 acres) and TPL’s Midland Region (~250,000 acre region around TPL’s surface in East Ector, Midland, Upton and Glasscock Counties).

Water Resources Asset Overview

Water Services and Operations

Salt Water Disposal Wells



Water Oil Ratio(1) 4:1
EDDY
LEA
NEW MEXICO
TEXAS
CULBERSON
LOVING
Ranch Road 652
REEVES
WARD
TPL Surface
Salt Water Disposal Wells
Active - Current Revenue
Permitted/Permits in Progress - Growth Opp.

Asset	Capacity
TPL Land Permits[2]	
Active:	2,565 mbbl/d
Permitted:	2,905 mbbl/d

Disposed Water Volume Growth Sustained by Highest WOR Areas

TPL Water Sourcing Infrastructure



EDDY
LEA
NEW MEXICO
TEXAS
CULBERSON
LOVING
Ranch Road 652
REEVES
WARD
TPL Water Well Fields
TPL Frac Pits
Well Pads Sourced by TPL
TPL Water Sourced via 3rd Party Vendors
TPL Surface

Asset	Capacity
Source Water Delivery	450 mbbl/d (200 miles of water pipeline)
Source Water Sorage Capacity	16 mbbl/d
Treatment Capabilities	70 mbbl/d (2 full oxidation facilities)

Sourced Water Business Driven by High Fluid Intensity Areas

Source: Company data and RSEG.
Note: TPL does not operate any water disposal wells.
(1) Water oil ratio ("WOR") defined as the ratio of 12-month cumulative water production to 12-month cumulative oil production.
(2) Revenue received both on and off TPL surface based on existing contracts.

NYSE: TPL 15

| 16NYSE: TPL – $10 $20 $30 $40 $50 $60 $70 $80 – $2.0 $4.0 $6.0 $8.0 $10.0 $12.0 $14.0 $16.0 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 W T I O il P ric e ($ /b b l) R e v e n u e ( $ m m ) Easements and other Surface-related income ($mm) WTI ($/bbl) Growth Strategy and Competitive Advantage Water Services and Operations Produced Water Royalties Stability Through the Cycle Significant Acreage Dedicated to TPL Disposal Royalties Source: Company data and FactSet. ($ in millions) Royalty Based Business Model Captures Increased Disposal Volumes in Northern Delaware Focus Area Despite 2020’s challenging back drop of COVID-19 and oil price weakness, TPL’s produced water royalty business generated its highest ever annual revenue ■ Current and future wells drilled within TPL’s ~450,000-acre dedication provide a significant base for disposal royalty growth in the future ■ In addition, TPL collects royalties on significant disposal volumes that are produced outside the contracted acreage but brought into TPL’s associated systems for disposal providing additional growth opportunities in the future LEAEDDY Over 70% or ~450,000 acres in TPL’s core northern Delaware region is dedicated to systems where TPL has disposal royalties Core N. Delaware Region ~610,000 acres TPL Surface Acreage ~245,000 acres

| 17NYSE: TPL 0% 5% 10% 15% 20% 25% 30% 35% 40% – 200 400 600 800 1,000 1,200 1,400 1,600 1,800 Jan-18 Jun-18 Dec-18 Jun-19 Dec-19 Jun-20 Dec-20 T P W R C a p tu re R a te C o m p le ti o n s V o lu m e s (m b b ls / d a y ) Northern Delaware Region Volumes (Estimated) TPL Delaware Volumes (Actuals) 0% 10% 20% 30% 40% 50% 60% – 500 1,000 1,500 2,000 2,500 3,000 3,500 Jan-18 Jun-18 Dec-18 Jun-19 Dec-19 Jun-20 Dec-20 T P W R C a p tu re R a te P ro d u c e d V o lu m e s (m b b ls / d a y ) Northern Delaware Region Volumes (Estimated) TPL Delaware Volumes (Actuals) Source: Company data and Enverus as of 12/31/20. Note: Northern Delaware Region is defined as approximately 1,400,000 acres surrounding TPL’s Northern Delaware Surface position including ~900,000 acres in Texas and ~500,000 acres in Southern New Mexico. Capture rate defined as TPL volumes as a percentage of total volumes in the Northern Delaware Region. Regional water volumes based on Enverus estimated WOR, historic oil production and Enverus oil type curves. Historic volumes represent horizontal wells drilled since TPWR formation in Jun. 2017. In our Northern Delaware Region since our last presentation released in February 2020, approximately 200 completion records occurring in 2018 and 2019 were backfilled via state and Enverus data sources. This update has resulted in a lower reported capture rate for TPL sourced water during historic periods. (1) TPL data is the average for 2020; Regional produced water volumes based on Enverus estimated water production from wells drilled since TPWR formation (Jun. 2017) shown through 4Q’20 based on available data. (2) TPL data is the average sourced + treated volumes for 2020. Regional sourced /treated water demand based on Enverus reported well fluid intensity volumes for wells completed in the Northern Delaware Region shown through 4Q’20 based on available data. TPL is a Market Leader for Water in the Northern Delaware Water Services and Operations Delaware Produced Water Volumes of ~1,140 mbbls/d at ~$0.11/bbl(1) Total Produced Water Volumes of ~1,210 mbbls/d at ~$0.11/bbl(1) Delaware Sourced Water Volumes of ~270 mbbls/d at ~$0.48/bbl(2) Total Sourced Water Volumes of ~340 mbbls/d at ~$0.50 / bbl(2) Provides Irreplaceable Additional Upside as Aquifer Runs Underneath TPL Land Royalty Based Business Model Captures Increased Sourcing and Disposal Volumes in Northern Delaware Focus Area (1) 2019 Average Capture Rate TPL’s Established Footprint Allows Optionality with SWD Operators to Negotiate Increased Economics (2) 2018 Average Capture Rate 2020 Average Capture Rate 2019 Average Capture Rate 2018 Average Capture Rate 2020 Average Capture Rate Over 40% capture rate for 2020 ~30% capture rate for 2020

| 18NYSE: TPL 73% 66% 60% 68% 68% 75% 65% 70% 67% 69% 50% 55% 60% 65% 70% 75% 80% TPL’s Water Business Performance Through the Cycle Water Services and Operations $127 2019 $107 2020 Revenue Detail ($mm)2019 vs 2020 EBITDA Margin $ ■ Increased EBITDA margin attributed to: − Cost cutting measures − Growth of produced water royalties − Operational efficiencies Source: Company data. (1) Sourced and Treated Volumes are shown consolidated. (2) Cost per Barrel reflects Water Service-Related Expenses and Contract Labor Expenses. ■ Sourcing & Treatment Volumes(1) − TPWR experienced its best quarter to date in 1Q20 − Monthly sourced volumes peaked at ~19mmbbls in March ■ Cost per Barrel(2) ‒ Decreased costs for fuel, equipment rental, repairs, maintenance, and contract labor TPWR Increased Margins as Volumes Declined $0.130 $0.150 $0.170 $0.190 $0.210 $0.230 $0.250 90 100 110 120 130 140 YE19 YE20 C o st p e r B a rr e l S o ld V o lu m e ( m m b b ls ) Volumes⁽¹⁾ Cost Per Barrel⁽²⁾ Sourced Produced Treated & Other 61% 31% 8% 46% 47% 7%

| 19NYSE: TPL 0.3 0.4 0.6 1.1 1.8 2.1 2015 2016 2017 2018 2019 2020 $55 $63 $145 $245 $302 $239 2015 2016 2017 2018 2019 2020 Summary of Financials Source: Company data. Note: Revenue was restated retrospectively upon adoption of new revenue recognition guidance on 1/1/18. CAGR defined as the compounded annual growth rate from 2015 to 2020. Please see Appendix for reconciliations of non-GAAP financial measures to their most directly comparable GAAP measures. (1) EBITDA adjusted for land sales deemed significant, sales of oil and gas royalty interests, one-time costs related to a proxy contest to elect a new Trustee in 2019, and corporate reorganization costs in 2020. (2) Calculated as average daily net production during the year divided by the average number of sub-shares outstanding during year. Net Production per Sub-Share Certificate(2) Adjusted EBITDA(1) ($ in millions) 95% 95% 94% 87% 79%Margin: Capex by Business Segment ($ in millions) (mboe/d per mm sub-share certificates) Water Service and Operations Land and Resource Management 82% $1 $3 $2 $0 $18 $45 $30 $5 $19 $48 $32 $5 2017 2018 2019 2020

| 20NYSE: TPL $2.0 $2.0 $4.3 $2.2 $2.4 $2.5 $10.7 $31.6 $46.6 $10.7 $16.0 $20.2 $25.2 $23.0 $28.8 $33.1 $34.2 $38.4 $4.3 $12.7 $18.0 $24.5 $25.2 $25.2 $31.2 $35.6 $44.9 $70.0 $50.9 $201.7 $79.48 $94.88 $94.12 $97.98 $92.90 $48.69 $43.35 $50.78 $65.08 $56.99 $39.19 – $20.00 $40.00 $60.00 $80.00 $100.00 $120.00 $140.00 – $50.0 $100.0 $150.0 $200.0 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 Dividends Share Repurchases Average WTI Price Return of Capital to Shareholders Source: Company data and FactSet (1) Dividends for 2012 includes $2.2 million of dividends for 2013 which were paid in the fourth quarter of 2012. Cumulative Return of Capital ($ in millions, except average WTI prices) (1) (1)

An Unmatched Oil and Gas Investment

Summary Investment Highlights

- Performance Through the Cycle
- ETF of the Permian Basin
- Synergistic Business Segments
- Focus on Return On and Of Capital
- Sustained Profitability and Pristine Balance Sheet
- Significant Upside

10-year Average Annual Total Return[1]


TEXAS PACIFIC LAND CORP
36%
Nasdaq (Composite)
18%
S&P 500®
14%
WTI Oil
-6%
S&P Oil & Gas E&P Index
-11%

Source: FactSet.
(1) Based on FactSet compounded total shareholder return from January 2011 to December 2020.

NYSE: TPL 21

Appendix

Texas Pacific Land Corporation Team

Track Record of Shareholder Value Creation

Texas Pacific Land Corporation



Tyler Glover
President and CEO

Mr. Glover serves as TPL's President and Chief Executive Officer. He served as Chief Executive Officer, Co-General Agent and Secretary of the Trust from November 2016 to January 11, 2021. Mr. Glover also currently serves as President and Chief Executive Officer of TPWR.

Previously, Mr. Glover served as Assistant General Agent of the Trust and an independent landman in the Permian prior thereto.



Robert J. Packer
CFO

Mr. Packer serves as TPL's Chief Financial Officer. He served as Chief Financial Officer of the Trust from December 2014 to January 11, 2021 and as Co-General Agent from November 2014 to January 11, 2021.

Previously, Mr. Packer served as Accounting Supervisor for Texas Pacific Land Trust, a position he held since March 2011.

He is a Certified Public Accountant.



Micheal W. Dobbs
SVP, General Counsel

Mr. Dobbs came to TPL from Kelley Drye & Warren LLP where he was a Partner with the firm.

Mr. Dobbs has over two decades of experience with property and mineral rights, water rights, easements and leasehold negotiations.

He earned his J.D. from the University of Houston and his Bachelor of Science in Rangeland Ecology and Management from Texas A&M.



Katie Keenan
VP, Assistant General Counsel

Mrs. Keenan came to TPL in January 2017 and transitioned to Vice President, Land and Legal at Texas Pacific Water Resources. She now serves as Vice President and Assistant Counsel working with TPWR.

Previously, Mrs. Keenan worked as a Landman for BHP Billiton in the Permian Basin.

She earned her law degree from the University of Oklahoma and is a licensed attorney in the State of Texas.



Chris Steddum
VP, Finance and Investor Relations

Mr. Steddum came to TPL from Stifel's oil and gas investment banking team where he served as a Director.

Mr. Steddum began his investment banking career in the O&G coverage group at Credit Suisse.

He earned his MBA from Rice University and Bachelors of Science in Business Administration from the University of South Carolina Honors College.

Texas Pacific Water Resources



Robert A. Crain
EVP

Robert Crain has served as Executive Vice President of Texas Pacific Water Resources since its formation in June 2017.

Prior to TPWR, Mr. Crain led water resource development efforts for EOG Resources across multiple basins, including the Permian and Eagle Ford.

Mr. Crain holds Bachelor of Science Degree from Texas State University and M.B.A. from University of Texas at Tyler.



Jeremy Smith
VP, Business Development

Mr. Smith came to Texas Pacific Water Resources from EOG Resources where he negotiated water sourcing and purchasing agreements across the Permian Basin and the Eagle Ford Shale.

Prior to EOG, Mr. Smith led a successful real estate broker service.

NYSE: TPL | 23

| 24NYSE: TPL TPL Revenue Streams Through the Life Cycle of a Well Surface and Royalty Ownership Allow Steady Revenue Generation Through the Entire Life Cycle of Oil & Gas Development ■ Infrastructure for oil & gas development Initial Development Phase Drilling and Completion Phase Production Phase Typical Activities TPL Revenue Sources ■ Fixed fee payments for use of TPL’s surface to build infrastructure ■ Sale of materials (caliche) used in the construction of infrastructure ■ Sourced / Treated water volumes(1) ■ Development of gathering, transportation and processing infrastructure ■ Fixed price per barrel for providing brackish groundwater and / or treated produced water ■ Fixed fee payments for the use of TPL’s surface for a variety of midstream infrastructure requirements ■ Significant produced water volumes (gathering, treating and reuse, and disposing back into the ground) ■ Royalty interest on the oil & gas produced ■ Royalty per barrel (injection fee) for allowing saltwater disposal (SWD) on TPL lands Majority of Stable Revenue Streams are Royalty, or Fixed-Fee Payments, with Limited-to-No Capital Expenditure Burden 1 2 = Land and Resource Management = Water Services and Operations 3 (1) Sourced and Treated water is water used for oil and gas development (i.e. drilling and completions).

| 25NYSE: TPL 71 107 121 319 362 486 531 2014 2015 2016 2017 2018 2019 2020 1.7 2.7 3.3 5.1 8.8 13.7 16.2 2014 2015 2016 2017 2018 2019 2020 Well Positioned Assets Attract Increasing Development Focus Land and Resource Management Source: Company data and Enverus. Note: TPL production growth giving effect to our portfolio of ~23,700 net royalty acres in the Permian Basin as of 12/31/20 as if it had been owned since 1/1/14. (1) DUCs considered to be all wells awaiting completion. DUC values shown as of period end date. Horizontal wells only. Net Production (mboed) Gross DUC Inventory(1) Near-term Royalty Production is Supported by Robust DUC Inventory Held by Well Capitalized E&P Operators

| 26NYSE: TPL 0% 20% 40% 60% 80% 100% 120% 1 607 1,213 1,819 2,425 3,031 3,637 4,243 4,849 5,455 6,061 6,667 7,273 7,879 8,485 9,091 9,697 10,303 10,909 11,515 12,121 12,727 13,333 13,939 14,545 15,151 15,757 16,363 16,969 17,575 18,181 18,787 19,393 W e ll h e a d B T a x I R R $0 $10 $20 $30 $40 $50 $60 $70 1 626 1,251 1,876 2,501 3,126 3,751 4,376 5,001 5,626 6,251 6,876 7,501 8,126 8,751 9,376 10,001 10,626 11,251 11,876 12,501 13,126 13,751 14,376 15,001 15,626 16,251 16,876 17,501 18,126 18,751 19,376 W e ll h e a d P V -1 0 B re a k e v e n ( $ /b b l) Significant Undeveloped Resource in Core Areas Land and Resource Management TPL Inventory by Breakeven to Working Interest Operator TPL Inventory by IRR to Working Interest Operator(2) Source: Company data and Enverus. Note: Enverus assumes no differential for oil and NGL, a $0.70 differential for gas, and NGL pricing at 25% of WTI. Excluding areas to be considered outside of basin. Excludes DUCs and Permits. Not showing locations with negative IRRs. (1) Based on total inventory with a breakeven oil price less than $40/bbl divided by 2020 average net spud count. (2) IRRs calculated at a flat price of $55.00/bbl and $2.75/mcf of oil and gas respectively. Northern Delaware Southeast Delaware Southwest Delaware Midland ~21 years of inventory life based on 2020 average net spud rate with breakevens under $40/bbl(1) ~21 years of inventory life based on 2020 average net spud rate with IRRs of greater than 38% Drilling locations Drilling locations 0 1,977 3,953 5,930 7,90 9,883 1, 59 13,836 15,812 17,789 19,765 0 1,977 3,953 5 930 7,906 ,883 11,859 13,8 6 15,812 17,789 1 ,765

Summary of Highest-Visibility Inventory

Land and Resource Management

100% NRI Permitted Wells

~87% of Permits are drilled within 6 months[1]
~97% of Permits are drilled within 12 months[1]

100% NRI DUC Wells

~37% of DUCs are completed within 6 months[2]
~92% of DUCs are completed within 12 months[2]

100% NRI Completed Wells

~85% of Completed Wells are listed as producing within ~1 month[3]

NRI by Operator



Permitted Wells: 7.0
10.7%
23.9%
9.1%
7.3%
4.8%
15.6%
4.0%
24.6%



DUC Wells(4): 8.2
14.8%
16.3%
9.7%
8.7%
5.9%
4.8%
12.3%
27.5%



Completed Wells: 3.0
4.8%
7.5%
10.2%
18.6%
7.5%
22.9%
3.2%
25.3%

ExxonMobil
eog resources
OXY
Shell
devon
CIMAREX
Chevron
Other

NRI by Region



Permitted Wells: 7.0
77.2%
16.8%
5.9%



DUC Wells(4): 8.2
1.4%
54.5%
31.0%
13.0%



Completed Wells: 3.0
3.3%
57.5%
33.6%
5.7%

Northern Delaware
Midland
Southeast Delaware
Southwest Delaware
Other

Highest-Visibility Inventory with Top Operators Validates TPL's Near-Term Production Outlook

Source: Company data and Enverus.
Note: Permian Basin horizontal locations only as of 12/31/20.
(1) Permitted well conversion rate based on wells permitted from 1/1/19 through 12/31/19 and then drilled through 12/31/20.
(2) DUC well conversion rate based on wells drilled from 1/1/19 through 12/31/19 and then completed through 12/31/20.
(3) Completed well conversion rates based on wells completed between 1/1/19 and 12/31/19.
(4) DUCs considered to be all wells awaiting completion.

NYSE: TPL 27

Undeveloped Inventory Summary

Land and Resource Management

Diverse Permian Resource with Large Net Exposure to Oily, High-Return Northern Delaware

Legend: Northern Delaware · Southeast Delaware · Southwest Delaware · Midland · Other

Region	Interval	Add. Undev. Locations	Net Add. Undev. Locations	Oil EUR[2]	Total EUR[2]
Northern Delaware	Wolfcamp XY	916	25	804	1,835
Northern Delaware	1st Bone Spring	180	4	794	1,864
Northern Delaware	Wolfcamp A	2,255	61	690	1,684
Northern Delaware	3rd Bone Spring	1,194	31	637	2,173
Northern Delaware	Avalon	635	17	625	2,080
Northern Delaware	Upper Wolfcamp B	2,293	59	540	2,465
Northern Delaware	2nd Bone Spring	1,168	29	531	1,920
Northern Delaware	Lower Wolfcamp B	1,270	32	473	1,551
Southeast Delaware	Wolfcamp C	301	7	405	2,432
Southeast Delaware	3rd Bone Spring	266	7	672	1,032
Southeast Delaware	Wolfcamp A	314	7	521	841
Southeast Delaware	Upper Wolfcamp B	255	6	498	742
Southeast Delaware	2nd Bone Spring	14	0	207	268
Southwest Delaware	Wolfcamp A	94	3	548	1,283
Southwest Delaware	Wolfcamp C	400	11	433	1,028
Southwest Delaware	Upper Wolfcamp B	218	7	256	871
Southwest Delaware	Woodford	595	16	82	1,651
Southwest Delaware	Barnett	563	15	13	1,886
Midland	JoMill	988	5	505	790
Midland	Wolfcamp A	1,654	13	452	900
Midland	Lower Spraberry	668	5	448	698
Midland	Wolfcamp B	1,441	11	428	745
Midland	Wolfcamp C	775	8	410	783
Midland	Middle Spraberry	1,189	8	344	505
Midland	Wolfcamp D	223	2	310	529
Other	Other	757	10	496	1,364

Note: in the chart, the left side of the Wolfcamp C row (301 locations) is bracketed with Northern Delaware, while its right side (7 net locations; EUR 405 / 2,432) is bracketed and coloured with Northern Delaware on the EUR side and Southeast Delaware on the net-locations bar.

Group	Add. Undev. Locations	(Total Locations + PDP) / DSU[1]	Net Add. Undev. Locations	Weighted Average Total EUR
Northern Delaware	10,213	24 / DSU	264	2,001
Southeast Delaware	849	10 / DSU	20	721
Southwest Delaware	1,870	14 / DSU	52	1,344
Midland	6,938	24 / DSU	53	707
Other	757	7 / DSU	10	1,364

Undeveloped Gross Well Locations: 20,626

Undeveloped 100% Net Well Locations: 399

Source: Company data and Enverus.

Note: Locations reflect additional undeveloped locations sorted by interval and oil estimated ultimate recovery ("EUR"). Permian Basin horizontal locations only. Inclusive of DUCs, Permits and additional undeveloped wells.

(1) Total locations inclusive of additional undeveloped locations, DUCs, and Permits.

(2) Gross EUR in mboe for Oil EUR and mboe for Total EUR based on Enverus type curves normalized to 7,500 ft. (1.5 miles) well.

NYSE: TPL 28

| 29NYSE: TPL Average Additional Total PDP + Total Gross Undeveloped PDP + Total Average Lat. Sub-region NRI NRA DSUs PDP Completed DUCs Permits Undeveloped Locations Locations Resource (Mmboe) Locations / DSU Length (ft.) Northern Delaware 2.3% 9,206 510 1,271 98 192 218 10,213 10,720 11,991 17,387 24 6,312 Southeast Delaware 2.1% 2,126 102 109 9 39 21 849 918 1,027 664 10 6,553 Southwest Delaware 3.0% 5,112 132 8 – – – 1,870 1,870 1,878 1,966 14 5,336 Delaware 2.4% 16,444 744 1,388 106 231 239 12,931 13,508 14,896 20,017 20 6,205 Midland 0.5% 2,640 344 833 89 292 196 6,938 7,515 8,348 5,883 24 8,483 Other 1.8% 4,631 128 58 6 9 – 757 772 830 343 6 6,054 Total 1.7% 23,715 1,216 2,279 202 531 436 20,626 21,795 24,074 26,243 20 6,975 Summary of Full Inventory Land and Resource Management Total Gross Locations Undeveloped Gross Locations Source: Company data and Enverus. Note: Permian Basin horizontal locations only, shown on a gross location basis. 1,943 vertical wells excluded. Other areas include Eastern Shelf, Western Delaware, and Central Basin Platform. Proved developed locations inclusive of PDP locations and completed locations. (1) Calculated as 100% Net Royalty Acres divided by DSU Acres. (2) Net royalty acres defined as gross royalty acres (533,260) multiplied by the average royalty per acre (4.4%). (3) As of 12/31/20 per Enverus. DUCs considered to be all wells awaiting completion. (4) Gross undeveloped resource is based on average EUR for each sub-region multiplied by the total location count in the sub-region grossed up by weighted average lateral length for region compared to Enverus type curve, which is normalized to 7,500’ ft . well. Additional volumes from vertical wells not captured in gross undeveloped resource. Established Production Base Grounded in Conservative Assumptions High Near-Term Cash Flow Outstanding Organic Resource Additional Undeveloped Locations: 20,626 PDP Wells: 2,279 DUC Wells: 531 Permitted Wells: 436 Completed Wells: 202 Other: 757 Midland: 6,938 Southwest Delaware: 1,870 Southeast Delaware: 849 Northern Delaware: 10,213 (1) (2) (3) (4)

| 30NYSE: TPL Southeast DelawareSouthwest Delaware Northern Delaware Significant Undeveloped Resource in Core Areas Land and Resource Management Delaware Basin DSU Heat Map Source: Company data and Enverus. Note: Excluding areas considered outside of basin. Developed inventory includes PDP only. % Developed % Undeveloped Midland Midland Basin DSU Heat Map TPL Region TPL DSUs by NRI H ig h e st L o w e st > 4.2% <= 4.2% <= 2.8% < 0.7% <= 1.4% 0% 100% 11% 89% 11% 89% 10% 90%

Royalty Key Terms
Land and Resource Management

Focus Area[1]	Gross Royalty Acres	Net Royalty Acres	Average Royalty	Gross DSU Acres	Implied Average Net Revenue Interest per Well
Northern Delaware	155,364	9,206	5.9%	399,860	2.3%
Southeast Delaware	34,285	2,126	6.2%	101,993	2.1%
Southwest Delaware	81,795	5,112	6.2%	168,459	3.0%
Delaware	**271,444**	**16,444**	**6.1%**	**670,312**	**2.4%**
Midland	**150,888**	**2,640**	**1.7%**	**499,709**	**0.5%**
Other	110,928	4,631	4.2%	258,617	1.8%
Total	**533,260**	**23,715**	**4.4%**	**1,428,638**	**1.7%**

Term	Description	How's It Calculated
Gross Royalty Acres	An undivided ownership of the oil, gas, and minerals underneath one acre of land	Total Texas Pacific Land Corporation acreage 533,260
Net Royalty Acres (Normalized to 1/8)	Gross Royalty Acres standardized to 12.5% (or 1/8) oil and gas lease royalty	Gross Royalty Acres * Avg. royalty / (1/8) 189,720 = 533,260 * 4.4% / (1/8)
Net Royalty Acres	Gross Royalty Acres standardized on a 100% (or 8/8) oil and gas lease royalty basis	Gross Royalty Acres * Avg. royalty 23,715 = 533,260 * 4.4%
Drilling Space Units ("DSUs")	Areas designated in a spacing order or unit designation as a unit and within which operators drill wellbores to develop our oil and natural gas rights	Total number of gross DSU acres 1,428,638
Implied Average Net Revenue Interest per Well	Number of 100% oil and gas lease royalty acres per gross DSU acre	Net Royalty Acres / Gross DSU Acres 1.7% = 23,715 / 1,428,638

Source: Company data and Enverus.
Note: Other areas include Eastern Shelf, Western Delaware, and Central Basin Platform.
(1) Excluding acres which are considered to be outside of Basin.

NYSE: TPL 31

Water Resources Overview
Water Services and Operations

Full-Service Water Solutions for Permian Basin Oil & Gas Operations

- TPL Surface ownership provides access to source water, disposal rights and right-of-way for critical water infrastructure
- Strong relationships with E&P operators allow TPL to enter attractive contracts for sourcing, treatment and disposal
- TPL is exposed to a royalty-like water revenue stream across entire Permian position, which is highlighted by the prolific Northern Delaware region

Key Sourcing Contract Terms

- Multiple Right of First Refusal, Take or Pay and Water Treatment contracts with blue chip operators
  - Total contract coverage region exceeds 350,000 acres
- Typical Terms range from 1 – 5 years
  - Sourcing prices average $0.40 - $0.60/bbl[1]
  - Treatment prices average $0.50 - $0.65/bbl[1]

Key Disposal Contract Terms

- TPL has 100+ SWDs contracts or LOUs with 5 to 10-year terms including an option to extend on the majority
  - 60+ active SWDs (~1,600 mbbls/d capacity)
  - 75+ permitted SWDs (~2,900 mbbls/d capacity)
  - Option extensions typically include 15% price escalation
- Disposal Royalties / Fees average $0.10 - $0.20/bbl

Provides Critical Infrastructure for E&P Operators



Oil & Gas Facility
Producing Oil & Gas Wells
Oil Sales Line
Gas Sales Line
Completions
TPL Fresh/Brackish Water Storage
Produced Water Gathering Line
TPL Water Supply Well
Non-TPL Surface Acreage
TPL Section Boundary
Salt Water Disposal Facility
TPL Treated Produced Water Storage

Water Resources Provide "Royalty-Like" Injection Fees, while Promoting Operator Development on TPL Land

Source: Company data.
(1) Sourcing and Treatment prices shown represent average range; however, prices can vary significantly by region.

NYSE: TPL 32

Historical Financial Summary

($ in millions)	Year ended December 31, 2017	2018	2019	Three months ended, 1Q20	2Q20	3Q20	4Q20	Year ended December 31, 2020
Total Acres	887,698	902,177	901,787	902,513	902,016	881,335	880,523	880,523
Revenues:								
Oil and gas royalties	$58.4	$123.8	$154.7	$42.4	$20.5	$31.8	$43.3	$137.9
Easements and other surface-related income	70.0	88.7	115.4	26.3	24.8	18.9	22.1	92.0
Water sales and royalties	25.5	63.9	85.0	27.0	8.4	12.1	7.3	54.9
Land sales	0.2	4.4	135.0	0.9	3.5	11.5	1.5	17.4
Sale of oil and gas royalty interests	–	18.9	–	–	–	–	–	–
Other operating revenue	0.5	0.5	0.4	0.1	0.1	0.1	0.1	0.3
Total Revenues	**$154.6**	**$300.2**	**$490.5**	**$96.6**	**$57.3**	**$74.4**	**$74.3**	**$302.6**
Expenses:								
Salaries and related employee expenses	3.8	18.4	35.0	10.6	8.9	7.7	4.9	32.2
Water service-related expenses	0.5	11.2	20.8	6.8	2.2	2.3	3.0	14.2
General and administrative expenses	1.5	4.7	9.6	3.0	2.4	1.9	2.5	9.8
Legal and professional fees	3.5	2.5	16.4	2.4	2.6	2.0	3.8	10.8
Land Sales Expenses	0.0	0.0	0.2	–	2.7	0.1	1.2	4.0
Depreciation, depletion and amortization	0.4	2.6	8.9	3.3	3.7	3.8	3.6	14.4
Total operating expenses	**$9.7**	**$39.4**	**$90.9**	**$26.1**	**$22.5**	**$17.6**	**$19.1**	**$85.3**
Operating income (loss)	**$144.9**	**$260.8**	**$399.6**	**$70.5**	**$34.7**	**$56.7**	**$55.2**	**$217.3**
Margin (%)	*93.7%*	*86.9%*	*81.5%*	*73.0%*	*60.6%*	*76.3%*	*74.3%*	*71.8%*
Other income, net	0.1	0.9	2.7	0.8	0.2	1.3	0.1	2.4
Income before income taxes	**$145.0**	**$261.7**	**$402.3**	**$71.4**	**$34.9**	**$58.0**	**$55.3**	**$219.7**
Income tax expense	47.8	52.0	83.6	14.0	7.3	11.8	10.5	43.6
Net income	**$97.2**	**$209.7**	**$318.7**	**$57.4**	**$27.6**	**$46.3**	**$44.8**	**$176.1**
Margin (%)	*62.9%*	*69.9%*	*65.0%*	*59.4%*	*48.2%*	*62.2%*	*60.3%*	*58.2%*
Key balance sheet items:	**2017**	**2018**	**2019**	**1Q20**	**2Q20**	**3Q20**	**4Q20**	**2020**
Cash and cash equivalents	$79.6	$119.6	$303.6	$223.7	$258.4	$315.8	$281.0	$281.0
Total debt	–	–	–	–	–	–	–	–
Total capital	105.1	244.7	512.1	445.3	472.9	519.2	485.2	485.2
Total assets	120.0	285.1	598.2	544.6	553.6	601.2	571.6	571.6
Total liabilities	14.9	40.4	86.0	99.3	80.7	82.0	86.5	86.5

Source: Company data.
Note: Numbers may not foot due to immaterial rounding.

NYSE: TPL 33

Non-GAAP Reconciliations

						Three months ended,				Land and Resource Management	Water Services and Operations	Total
($ in millions)	2015	2016	2017	2018	2019	1Q20	2Q20	3Q20	4Q20	December 31, 2020	December 31, 2020	December 31, 2020
Net income	$50.0	$42.3	$97.2	$209.7	$318.7	$57.4	$27.6	$46.3	$44.8	$128.0	$48.1	$176.1
Adjustments:												
Income taxes	25.2	20.6	47.8	52.0	83.6	14.0	7.3	11.8	10.5	30.1	13.5	43.6
Depreciation, depletion and amortization	0.0	0.0	0.4	2.6	8.9	3.3	3.7	3.8	3.6	1.5	12.9	14.4
EBITDA	**$75.3**	**$62.9**	**$145.4**	**$264.3**	**$411.2**	**$74.7**	**$38.6**	**$61.8**	**$59.0**	**$159.6**	**$74.5**	**$234.1**
Revenue	$78.1	$66.1	$154.6	$300.2	$490.5	$96.6	$57.3	$74.4	$74.3	$195.1	$107.4	$302.6
EBITDA Margin	**96.4%**	**95.2%**	**94.0%**	**88.0%**	**83.8%**	**77.3%**	**67.4%**	**83.1%**	**79.3%**	**81.8%**	**69.3%**	**77.4%**
Adjusted EBITDA:												
EBITDA	$75.3	$62.9	$145.4	$264.3	$411.2	$74.7	$38.6	$61.8	$59.0	$159.6	$74.5	$234.1
Other Adjustments:												
Less: land sales deemed significant[1]	(19.8)	-	-	-	(122.0)	-	-	-	-	-	-	-
Less: sale of oil and gas royalty interests[2]	-	-	-	(18.9)	-	-	-	-	-	-	-	-
Add: proxy contests, settlement, and corporate reorganization costs[3]	-	-	-	-	13.0	0.3	2.0	0.5	2.2	5.1	-	5.1
Adjusted EBITDA	**$55.5**	**$62.9**	**$145.4**	**$245.4**	**$302.2**	**$75.0**	**$40.6**	**$62.3**	**$61.2**	**$164.7**	**$74.5**	**$239.1**
Adjusted Revenue[4]	$58.3	$66.1	$154.6	$281.3	$368.5	$96.6	$57.3	$74.4	$74.3	$195.1	$107.4	$302.6
Adjusted EBITDA Margin	**95.2%**	**95.2%**	**94.0%**	**87.2%**	**82.0%**	**77.7%**	**70.9%**	**83.8%**	**82.3%**	**84.4%**	**69.3%**	**79.0%**

Source: Company data.
Note: Numbers may not foot due to immaterial rounding.
(1) Land swap of ~$22 million in 4Q19, Land sale in Upton County in 1Q15 of ~$20 million and sale to WPX in 1Q19 of ~$100 million.
(2) Sale of nonparticipating perpetual oil and gas royalty interest in approximately 812 net royalty acres (1/8th interest) of ~$19 million.
(3) Costs related to proxy contest to elect a new Trustee, settlement agreement and corporate reorganization. TPL anticipates a partial reimbursement of costs under coverage provided by its director and officer insurance policy.
(4) Excludes land sales deemed significant and sales of oil and gas royalty interests.

NYSE: TPL 34

1700 Pacific Avenue, Suite 2900 Dallas, Texas 75201 Texas Pacific Land Corporation